Exhibit 32(b)


                                  CERTIFICATION

                         Pursuant to Section 906 of the
              Sarbanes-Oxley Act of 2002 (Subsections (a)and(b) of
             Section 1350, Chapter 63 Title 18, United States Code)



Pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Margo Caribe, Inc., a Puerto Rico corporation (the "Company"), does hereby certify, to such officers' knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.






Dated : November 14, 2003                 By:   /s/ Juan B. Medina
        -----------------                       ------------------
                                                Juan B. Medina
                                                Chief Financial Officer


The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed "Filed" for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section.

A signed original of this written statement required by Section 906 has been provided to and will be retained by, the Company and furnished to the Securities Exchange Commission or its staff upon request.